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Exhibit 99.2

CERTIFICATION UNDER SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Golf Trust of America, Inc.

Date: November 13, 2002	/s/ W. BRADLEY BLAIR, II W. Bradley Blair, II President and Chief Executive Officer
Date: November 13, 2002	/s/ SCOTT D. PETERS Scott D. Peters Senior Vice President and Chief Financial Officer

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CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002